Exhibit 4.7






                              CERTIFICATE OF TRUST
                                       OF
                                 KEYSPAN TRUST I

     This Certificate of Trust is being duly executed as of May 3, 2001 for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C.ss.3801 et. seq.) (the "Act").

     1. Name. The name of the business trust formed hereby is "KeySpan Trust I" (the "Trust").


     2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                  Chase Manhattan Bank USA, National Association
                  1201 Market Street
                  Wilmington, Delaware 19801
                  Attention: Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

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                                        2





                  IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


               THE CHASE MANHATTAN BANK,
                 as Property Trustee


               BY:   /s/  Francine Springer
                  -----------------------------------------
                    Name: Francine Springer
                    Title:   Vice President



               CHASE MANHATTAN BANK USA,
               NATIONAL ASSOCIATION,
                 as Delaware Trustee



               BY:   /s/  Denis Kelly
                  -----------------------------------------
                    Name: Denis Kelly
                    Title:   Assistant Vice President



                 /s/  Ronald S. Jendras
                 -----------------------
               RONALD S. JENDRAS, as Regular Trustee



                 /s/  Richard A. Rapp
                 ---------------------
               RICHARD A. RAPP, as Regular Trustee



                 /s/  Michael J. Taunton
                 ------------------------
               MICHAEL J. TAUNTON, as Regular Trustee